UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024 (March 5, 2024)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 25, 2023, Ascent Solar Technologies, Inc. (the “Company”) was notified by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company no longer satisfied the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Equity Rule”). The Company thereafter presented its plan to evidence compliance with the Equity Rule for the Staff’s review.

Ultimately, however, by letter dated July 28, 2023, the Staff issued a delist determination based upon, among other things, the Company’s stockholders’ equity deficiency. The Company thereafter requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to address the deficiencies and request a further extension to regain compliance with all criteria for continued listing on The Nasdaq Capital Market.

On October 2, 2023, the Company completed a public offering of units for gross proceeds of $10.3 million. As a result of the offering, the Company had more than $2.5 million in stockholders’ equity and had therefore regained compliance with the Equity Rule. As a result, the Company’s hearing with the Panel was cancelled and Nasdaq subsequently confirmed the Company’s compliance with the Equity Rule.

On March 5, 2024, the Staff notified the Company that it no longer satisfied the Equity Rule based upon stockholders’ equity of $(1,526,611) as reported in the Form 10-K for the year ended December 31, 2023 and, as a result, the Company’s common stock was subject to delisting from Nasdaq unless the Company timely requests a hearing before the Panel.

The Company plans to timely request a hearing before the Panel, which request will stay any further suspension or delisting action by Nasdaq at least pending the hearing and the expiration of any extension period that may be granted to the Company following the hearing. There can be no assurance however, that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with all applicable listing criteria prior to the expiration of any extension period that may be granted to the Company by the Panel.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 11, 2024	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer